UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2012

CHINA RECYCLING ENERGY CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Nevada	000-12536	90-0093373
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shaanxi Province

China 710068
(Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2012, China Recycling Energy Corporation (the “Company”), Great Essential Investment, Ltd., Carlyle Asia Growth Partners III, L.P., and CAGP III Co-Investment, L.P. entered into an amendment (the “Amendment”), effective as of June 28, 2012, to the Convertible Promissory Note Transfer Agreement, dated April 28, 2012 (the “Agreement”), the terms of which are described in, and a copy of which is attached as an exhibit to, the Company’s Quarterly Report on Form 10-Q for the quarter-ended March 31, 2012. The Amendment, amongst other things, extended the termination date of the Agreement from June 30, 2012 to August 30, 2012, and extended the maturity date of the 8% Secured Promissory Note, in the principal amount of $3,000,000, from July 28, 2012 to September 26, 2012.

The foregoing is only a brief description of the material terms of the Amendment and does not purport to be complete. The Amendment will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter-ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation
(Registrant)

Dated: July 27, 2012	/s/ David Chong
David Chong
Chief Financial Officer and Secretary